[DESCRIPTION] MICROS-TO-MAINFRAMES,INC FORM S-8





   As filed with the Securities and Exchange Commission on February __, 1999
						      Registration No. 333-
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		    SECURITIES AND EXCHANGE COMMISSION
			  Washington, D.C. 20549

			       FORM S-8
			 REGISTRATION STATEMENT
		    Under the Securities Act of 1933

			MICROS-TO-MAINFRAMES, INC.
	(Exact Name of Registrant as Specified in its Charter)

       New York                                              13-3354896
(State or other jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                         Identification Number)

614 Corporate Way, Valley Cottage, New York                        10989
    (Address of principal executive offices)                    (Zip Code)


		       1996 Stock Option Plan
		       1998 Stock Option Plan
		     (Full Titles of the Plans)

			  Steven H. Rothman
		      Micros-to-Mainframes, Inc.
			  614 Corporate Way
		    Valley Cottage, New York 10989
			    (914) 268-5000
(Name, address, including zip code, and telephone number, including area code,
		   of agent for service)

 A copy of all communications, including communications sent to the agent for service should be sent to:

			 Jack Becker, Esq.
			 Snow Becker Krauss P.C.
			 605 Third Avenue
			 New York, N.Y.  10158-0125
			(212) 687-3860

			CALCULATION OF REGISTRATION FEE
			-------------------------------

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					      Proposed maximum     Proposed maximum        Amount of
Title of securities           Amount to be    offering price       aggregate offering      registration
to be registered              registered      per share            price                   fee

------------------------------------------------------------------------------------------------------------

Stock Options                350,000(1)       $  -                $ -                      (2)

------------------------------------------------------------------------------------------------------------

Common Stock (par            223,700(3) (4)   $3.1527 (5)         $ 703,052                $195.45
value $0.001 per share)      126,300(6)       $5.4375 (9)         $ 686,756                $190.92

-------------------------------------------------------------------------------------------------------------

Stock Options                 250,000(7)      $ -                 $ -                       (2)

-------------------------------------------------------------------------------------------------------------

Common Stock, par value       250,000(4) (8)  $5.4375 (9)          $1,359,375              $377.91

--------------------------------------------------------------------------------------------------------------

Total................$764.28
		     =======
===========================================================================================================


(1) Represents options granted or to be granted pursuant to the 1996 Stock Option Plan (the "1996 Plan") of Micros-to-Mainframes, Inc.
   (the "Registrant"). Each option entitles the holder thereof to purchase one share of Common Stock, $.001 par value (the "Common Stock"), of the Registrant.


(2) No registration fee is required pursuant to Rule 457(h)(2).

(3) Shares issuable upon exercise of options previously granted pursuant to the 1996 Plan.

(4) Pursuant to Rule 416, includes an indeterminable number of shares of Common Stock which may become issuable pursuant to the anti-dilution provisions of the 1996 Plan or the Registrant's 1998 Stock Option Plan (the "1998 Plan") and the options granted or to be granted.

(5) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) based upon the average exercise price.

(6) Shares issuable upon exercise of options available for grant under the 1996 Plan.

(7) Represents options to be granted pursuant to the 1998 Plan.
    Each option entitles the holder thereof to purchase one share of Common Stock of the Registrant.

(8) Shares issuable upon exercise of options available for grant under the 1998 Plan.

(9) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) based upon the average high and low sales prices of the Registrant's Common
    Stock on the Nasdaq National Market on February 11, 1999.

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				 PART II

	      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents By Reference.

The following documents filed with the Securities and Exchange
Commission (the "Commission") by Micros-to-Mainframes, Inc., a New York corporation (the "Registrant"), pursuant to the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

     (9) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

     (10) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998, September 30, 1998 and
	  December 31, 1998.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel

SBK Investment Partners, a partnership consisting of members of Snow Becker Krauss P.C., counsel to the Company, holds a currently exercisable option to purchase 20,000 shares of Common Stock at $2.25 per share. Snow Becker Krauss P.C. is rendering an opinion upon the validity of the securities being registered hereby.

Item 6. Indemnification of Directors and Officers.

Under Section 722 of the New York Business Corporation Law ("NYBCL"), directors and officers may be indemnified against judgments, fines and amounts paid in settlement and reasonable expenses (including attorneys' fees), actually and necessarily incurred as a result of specified actions or proceedings (including appeals), whether civil or criminal (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and for a purpose which they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by them in connection with the defense or settlement of such an action (including appeals), except in respect of a
(1) threatened action, or pending action which is settled or otherwise disposed of and (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent a court of competent jurisdiction deems proper.

The Company maintains insurance, at its expense, to reimburse itself and directors and officers of the Company and of its direct and indirect subsidiaries against any expense, liability or loss arising out of indemnification claims against directors and officers and to the extent otherwise permitted under the NYBCL.


INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF
THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION
IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.     Description of Exhibit
-----------     -----------------------
4.1             Micros-to-Mainframes, Inc. 1996 Stock Option Plan.*

4.2             Micros-to-Mainframes, Inc. 1998 Stock Option Plan.*

5.1             Opinion of Snow Becker Krauss P.C.

23.1 Consent of Snow Becker Krauss P.C. (included in Exhibit 5.1 hereto).

23.2            Consent of Ernst & Young LLP.

24.1 Powers of Attorney (included on the signature page of this Registration Statement).
_____________________
*Incorporated by reference to the Registrant's Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended September 30, 1998.


Item 9. Undertakings.

(a)     The undersigned Registrant hereby undertakes that it will:

	 (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

   (i) Include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

   (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

   (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration
	Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities act of 1933 and will be governed by the final adjudication of such issue.

				SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley Cottage, State of New York, on this 12th day of February, 1999.

				     MICROS-TO-MAINFRAMES, INC.


				    By:/s/ Steven H. Rothman
				    ------------------------
				    Steven H. Rothman, Chief Executive Officer
				    and President



			      POWERS OF ATTORNEY

	   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven H. Rothman as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution , for him and in his name, place and stead, in any and all capacities, to sign any and all amendments
(including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

	    Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons, in the capacities indicated, on February 12th, 1998


/s/ Steven H Rothman                   /s/ Alvin E Nashman
---------------------------            --------------------------
Steven H. Rothman, Chief               Alvin E. Nashman, Director
Executive Officer and President

/s/ Howatd Pavony                      /s/ William Lerner
-------------------------------        ---------------------------
Howard Pavony, President, Principal     William Lerner, Director
Executive Officer and Director


/s/Frank Wong                          /s/ Arnold J. Wasserman
----------------------------           ---------------------------

Frank Wong, Vice President -            Arnold J. Wasserman, Director
Finance (Principal Financial
and Accounting Officer)

		EXHIBIT INDEX


Exhibit No.     Description of Exhibit


4.1        Micros-to-Mainframes, Inc. 1996 Stock Option Plan.*

4.2        Micros-to-Mainframes, Inc. 1998 Stock Option Plan.*

5.1        Opinion of Snow Becker Krauss P.C.

23.1       Consent of Snow Becker Krauss P.C. (included in Exhibit 5.1 hereto).

23.2       Consent of Ernst & Young LLP.

24.1 Powers of Attorney (included in the signature page of this Registration Statement).
_____________________
*Incorporated by reference to the Registrant's Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended
September 30, 1998.


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